Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	September 27, 2007
BUTLER NATIONAL CORPORATION SUBMITS DESTINATION CASINO MANAGEMENT APPLICATION FOR DODGE CITY AND FORD COUNTY, KANSAS

OLATHE, KANSAS, September 27, 2007, - Butler National Corporation (OTC Bulletin Board "BUKS") a recognized provider of professional management services in the gaming industry, announces that its wholly-owned subsidiary, Butler National Service Corporation, submitted its Boot Hill Destination Casino and Resort Management Application and Proposal to the Kansas Lottery Commission on Thursday, September 27, 2007.

Butler National Service Corporation submitted its detailed application for development and management of a Destination Resort that includes a Kansas-Owned Gaming Facility in the Southwest Gaming Zone. The proposal includes conference facilities, restaurants, and resort and spa amenities adjacent to the Mariah Hills golf course in western Dodge City. The proposed gaming operations include slot machines and table games in an upscale "Front Street - Gunsmoke" themed casino. The initial proposed construction projections exceed $60 million and the proposal provides foresight for planned expansion.

"I am pleased to formally introduce the Boot Hill Casino and Resort 'Where the Wild West Begins'. Our all-Kansas team has worked enthusiastically to present a comprehensive proposal for a first-class destination facility to be built by Kansans, employ Kansans, and promote Kansas tourism, project the Kansas heritage world-wide, and provide economic development to bring Kansans back to Kansas. The proposal offers tremendous tourism and economic growth opportunities to the state, local community and the entire Southwest Kansas region.

Incorporating the internationally recognized Boot Hill traditions, we plan to elevate Wild West Country tourism to a new level. Our proposal is a long-term commitment of economic benefit to Kansas. More than 1,000 new jobs will be created in and around Dodge City and more than one million new out-of-state tourists are expected to visit the Destination Resort. We are confident that our proposal serves the best interests of Kansans. We appreciate the efforts of all the people of Kansas dedicated to the growth and development of the Destination. We look forward to advancing with the proposal process," commented Clark D. Stewart, President and Chief Executive Officer.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

There is no assurance that Butler National will be awarded a contract to manage a state-owned facility for Kansas. Senate Bill 66 provides for a fairly complex applicant review and selection process. Butler National plans to use its best efforts to acquire rights to manage a gaming facility on behalf of the State of Kansas. The Kansas Attorney General has also filed a lawsuit to challenge the constitutionality of the Kansas Expanded Lottery Act in Shawnee County, Kansas. We cannot reliably predict the outcome of this litigation.

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-663-5833
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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